                                                              EXHIBIT (a)(1)(ii)


DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC. LETTER OF TRANSMITTAL (DDF)

                    LETTER OF TRANSMITTAL TO TENDER SHARES OF
               DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

Pursuant to the Offer to Purchase dated June 3, 2005, Delaware Investments Dividend and Income Fund, Inc. (the "Fund") has offered to purchase up to 10%, or 1,287,630 shares, of its Common Stock. The offer expires at 11:59 p.m. New York City time on June 30, 2005, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated June 3, 2005 ("Offer to Purchase"). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

Enclosed herewith is my check or money order for $25 for the service fee ("Service Fee"), as described in the Offer to Purchase made payable to Delaware Investments Dividend and Income Fund, Inc.




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1     Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

 X                                 |           |
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Signature of Stockholder                Date            Daytime Telephone #

 X                                 |           |
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Signature of Stockholder                Date            Daytime Telephone #
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 2                          SUBSTITUTE FORM W-9
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PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.
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If the Taxpayer ID Number printed
above is INCORRECT OR if the         --> |_|_|_|_|_|_|_|_|_|
space is BLANK write in the
CORRECT number here.
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Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:                                              Date:
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

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                       PLACE AN |X| IN ONE TENDER BOX ONLY

3 |_|     Tender All


4 |_|    Partial  |_|_|_|_|_|_|_|_| o |_|_|_|_|
         Tender
                    WHOLE SHARES      FRACTIONS



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Certified
Certificate(s)
Number
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If you cannot  produce  some or all of your  Delaware  Investments  Dividend and
Income Fund, Inc. stock certificate(s), you must obtain a lost instrument open penalty surety bond. To do so through Mellon, complete the section below. (Alternatively, you may obtain such a bond through an intermediary of your choice, as long as the insurance company that issues the bond is rated A+XV or better by A.M. Best & Company). Please print clearly.

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5     AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S)
                  AND AGREEMENT OF INDEMNITY                   Taxpayer ID or
        THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND     Social Security
                    A CHECK IS NOT INCLUDED                       Number

        ----------------------------------------------------------------------
                 TOTAL SHARES LOST
        ----------------------------------------------------------------------
        Please Fill In Certificate No(s). if Known        Number of Shares
        ----------------------------------------------------------------------

        ----------------------------------------------------------------------

        ----------------------------------------------------------------------

        ----------------------------------------------------------------------

        ----------------------------------------------------------------------
                          Attach separate schedule if needed
        ----------------------------------------------------------------------

      By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

      I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Delaware Investments Dividend and Income Fund, Inc., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

      Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

      X Signed by Affiant (stockholder) _______________________________________________on this (date)__________________________
                                         (Deponent) (Indemnitore) (Heirs Individually)                   Month   Day   Year

      Social Security #________________________________Date____________________________Notary Public___________________________

                 Lost Securities Premium/Service Fee Calculation

      If the share value is under $1,000, there is a $50.00 Service Fee only.

      1.  Enter the number of shares that are lost:_______________ x (Cash Rate) $12.17 = $________________ Share Value*

          *If the share value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete this affidavit, as it will be considered invalid. Complete only the Transmittal form and contact Mellon
          Investor Services regarding the lost certificate(s).

      2.  Please Enter Share Value $______________ (Share Value) x (3%) or .03 =          $________________ Surety Premium
          Multiply by 3% (.03) for Surety Premium.

      3.  Add $50.00 for service fee .....................................................$50.00            Service Fee

          Total Amount Due (Add Lines 2 & 3) .............................................$________________ Total Fee
          (This amount is in addition to the $25 Service Fee)

          Please make all checks payable to: Mellon Investor Services, 85 Challenger RD, Ridgefield Park, NJ 07660. Any checks over $250.00 must be in the form of a certified check, cashier's check or money order.

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
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                                                     6
                                       Special Transfer Instructions

If you want your stock certificate(s) for Fund shares and/or           Signature Guarantee Medallion
check for cash to be issued in another name, fill in this
section with the information for the new account/payee name.


------------------------------------------------------------    -------------------------------------------
       Name (Please Print First, Middle & Last Name)             (Title of Officer Signing this Guarantee)


------------------------------------------------------------    -------------------------------------------
          Address            (Number and Street)                    (Name of Guarantor - Please Print)


------------------------------------------------------------    -------------------------------------------
                  (City, State & Zip Code)                              (Address of Guarantor Firm)


------------------------------------------------------------    -------------------------------------------
       (Tax Identification or Social Security Number)


-----------------------------------------------------------------------------------------------------------

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                                        7
                          Special Mailing Instructions

Fill in ONLY if you want your stock certificate(s) for Fund shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.
Mail check(s) to:

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                  Name (Please Print First, Middle & Last Name)

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                      Address         (Number and Street)

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--------------------------------------------------------------------------------
                            (City, State & Zip Code)

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             INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

1 Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. Please note that if you fail to enclose a check or money order for the $25.00 Service Fee made payable to Delaware Investments Dividend and Income Fund, Inc., or if the check fails to clear, your tender will be deemed incomplete and will be rejected. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2 PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

3     If you are tendering all your shares for cash, please check this box only.

4 If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

5 If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 5, the Affidavit of Lost or Destroyed Certificates section, on the front side of this Transmittal form. Enclose a certified check or money order in payment for the Lost Securities Premium and Administration Fee. Note that this amount is in addition to the $25 Service Fee.

6 If you want your certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

7 Complete Box 7 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.


                     HOW TO CONTACT MELLON INVESTOR SERVICES

      By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

                  From within the U.S., Canada or Puerto Rico:
                                    1-866-340-1397 (Toll Free)

                   WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:                        By Overnight Courier:           By Hand:
Mellon Investor Services LLC    Mellon Investor Services LLC    Mellon Investor Services LLC
Attn: Reorganization Dept.      Attn: Reorganization Dept.      Attn: Reorganization Dept.
P.O. Box 3301                   85 Challenger Road              120 Broadway, 13th Floor
South Hackensack, NJ 07606      Mail Drop-Reorg                 New York, NY 10271
                                Ridgefield Park, NJ 07660